Exhibit 10.18

CERTIFICATE OF MERGER
OF GREENSTEAM ACQUISITION COMPANY INC.
(a Delaware corporation)

with and into

GREENSTEAM DEVELOPMENT INC.
(a Delaware corporation)

     Greensteam Development Inc., a Delaware corporation, for the purpose of merging Greensteam Acquisition Company Inc., a Delaware corporation, with and into itself, hereby certifies as follows:

     1.      The name and state of domicile of each of the constituent corporation are:

     2.      An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent Corporations in accordance with Subsection 251(c) of the Delaware General Corporation Law.

     3.      The name of the surviving corporation is Greensteam Development Inc.

     4.      The certificate of incorporation of Greensteam Development Inc. shall be the certificate of incorporation of the surviving corporation.

     5.      The executed agreement of merger is on file at the principal place of business of the surviving corporation, 789 West Pender Street, Suite 1010, Vancouver, BC Canada VGC 1H2.

     6.      A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

     IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of this 23rd day of February, 2007, and is being filed by Greensteam Development Inc., as the surviving corporation.

GREENSTEAM DEVELOPMENT INC.

By:	J. DOUGLAS FRATER
J. Douglas Frater, President